SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 15, 2001

                                SurgiLight, Inc.
                                ----------------
             (Exact Name of Registrant as specified in its charter)

Delaware                           000-24897                       35-1990562
-----------------------         -------------------               ------------
(State of Incorporation)       (Commission file No.)             (IRS Employer
                                                                   ID Number)

                12001 Science Drive, Suite 140, Orlando, FL 32826
                -------------------------------------------------
                         (Address of Principal Offices)

                  Registrant's telephone number: (407) 482-4555

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Item 5.  Change in Board of Directors.

Effective February 14, 2001, Robert G. Clements resigned as a Director of the Company. Such resignation was not the result of any disagreement with the Company's operations, policies, or practices.


                                         SurgiLight, Inc.

Date:    March 15, 2001

                                         By:  /s/  J. T. Lin
                                              ----------------------------------
                                              J.T. Lin, President and CEO and
                                              Chairman of the Board of Directors